Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-293127 and 333-293127-01

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 2, 2026)

$

Jacobs Solutions Inc.

$    % Senior Notes due

$    % Senior Notes due

Fully and unconditionally guaranteed by

Jacobs Engineering Group Inc.

Jacobs Solutions Inc. is offering $    aggregate principal amount of its    % Senior Notes due    (the “    notes”) and $    aggregate principal amount of its    % Senior Notes due    (the “    notes” and, together with the    notes, the “notes”). The    notes will bear interest at the rate of    % per annum and the    notes will bear interest at the rate of    % per annum. The    notes will mature on    ,    and the    notes will mature on    ,    . Jacobs Solutions Inc. will pay interest on the    notes semi-annually in arrears on    and    of each year, commencing    , 2026, and will pay interest on the    notes semi-annually in arrears on    and    of each year, commencing    , 2026.

The notes will be Jacobs Solutions Inc.’s senior unsecured obligations and will rank equally in right of payment with its existing and future senior unsecured indebtedness. The notes will be effectively junior to Jacobs Solutions Inc.’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the notes will be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of Jacobs Solutions Inc.’s subsidiaries (other than Jacobs Engineering Group Inc.).

The notes will be fully and unconditionally guaranteed by Jacobs Engineering Group Inc., Jacobs Solutions Inc.’s wholly-owned subsidiary. The guarantees of the notes will be Jacobs Engineering Group Inc.’s senior unsecured obligations. Subject to certain conditions and thresholds, the guarantees by Jacobs Engineering Group Inc. will automatically and unconditionally be released under certain circumstances as described under “Description of Notes and Guarantees—Guarantees.”

Jacobs Solutions Inc. may redeem all or a portion of the    notes and the    notes at its option at any time or from time to time at the applicable redemption prices in the circumstances described in this prospectus supplement. See “Description of Notes and Guarantees—Optional Redemption.”

Jacobs Solutions Inc. will be required to offer to purchase the notes upon the occurrence of a “Change of Control Triggering Event” (as defined herein) at a price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event.”

Investing in the notes involves risks. You should consider carefully the risk factors beginning on page S-8 of this prospectus supplement and the “Risk Factors” section in Jacobs Solutions Inc.’s Annual Report on Form 10-K for the year ended September 26, 2025, which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	notes			notes
	Per note		Total	Per note		Total
Public offering price (1)		%	$		%	$
Underwriting discount (2)		%	$		%	$
Proceeds, before expenses, to us (1)		%	$		%	$

(1)	Plus accrued interest, if any, from , 2026, if settlement occurs after that date.
(2)	See “Underwriting (Conflicts of Interest)” for additional information regarding fees and expenses of this offering.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We expect that delivery of the notes, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), will be made on or about    , 2026.

Joint Book-Running Managers

BofA Securities	BNP PARIBAS	Wells Fargo Securities

The date of this prospectus supplement is    , 2026.

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on our behalf or on behalf of the underwriters to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” “target,” “goal” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy and any assumptions underlying any of the foregoing. Although such statements are based on management’s current estimates and expectations and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include, but are not limited to:

•

uncertainties as to the possibility that the closing conditions for the proposed transaction with PA Consulting Group Limited (“PA Consulting”) may not be satisfied or waived, on a timely basis or otherwise; the risks that any consents or approvals, including any regulatory approvals, required in connection with the proposed transaction may not be received; the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties; unexpected costs, liabilities, charges or expenses related to the proposed transaction and the actual terms of any financings that will be obtained for the transaction; our ability to fully integrate PA Consulting into our business; our ability to realize the estimated synergies of the proposed transaction; and our ability to retain and hire key personnel, customers or suppliers while the proposed transaction is pending or after it is completed;

•

general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the US and the countries where we do business on our results, prospects and opportunities;

•

competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;

•

our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;

•

financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and post-retirement plans;

S-ii

•

legislative changes, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in US or foreign tax laws, including the One Big Beautiful Bill Act, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs and retaliatory tariffs or trade policies that may adversely impact our future financial position or results of operations;

•

increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the ongoing tensions in the Middle East, among others; and

•

the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.

The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control.

For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see “Forward-Looking Statements,” “Risk Factors” and other sections of the Annual Report on Form 10-K of Jacobs Solutions Inc. for the fiscal year ended September 26, 2025, the Quarterly Report on Form 10-Q of Jacobs Solutions Inc., for the quarterly period ended December 26, 2025 and in Jacobs Solutions Inc.’s subsequent filings with the Securities and Exchange Commission (the “SEC”), as incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to release publicly any revisions or updates to any forward-looking statements, except as required by law. We encourage you to read carefully the risk factors described herein and in other documents Jacobs Solutions Inc. files from time to time with the SEC.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes Jacobs Solutions Inc. is offering and certain other matters relating to Jacobs Solutions Inc., Jacobs Engineering Group Inc. and our financial condition. The second part, the accompanying prospectus, gives more general information about securities Jacobs Solutions Inc. and Jacobs Engineering Group Inc. may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus supplement, references to “we,” “us,” “our,” the “Company,” and other similar references mean Jacobs Solutions Inc. and all of its subsidiaries (including Jacobs Engineering Group Inc.) on a consolidated basis. References to “Jacobs” or to “Jacobs Solutions Inc.” are to Jacobs Solutions Inc. and not to any subsidiaries. References to “Jacobs Engineering” or “Jacobs Engineering Group Inc.” are to Jacobs Engineering Group Inc. and not to any subsidiaries. Our consolidated financial statements and other information incorporated by reference into this prospectus supplement do not give effect to our pending acquisition of the remaining issued share capital of PA Consulting that we do not already own (see “Summary—Our Business—Recent Developments” below).

Our fiscal year ends on the Friday closest to September 30 (determined on the basis of the number of workdays) and, accordingly, an additional week of activity is added every five-to-six years. Any references to fiscal years in this prospectus supplement are to the 12 months ended on the Friday closest to September 30 of that year and any references to fiscal quarters in this prospectus are to the applicable quarter or quarters within a fiscal year. For fiscal year 2025, the last day of our fiscal year was September 26, 2025.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below (and any amendments to these documents) that have been previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-K), until the termination of this offering. We are not, however, incorporating by reference any future filings or any documents or portions thereof contained in future filings that are not deemed “filed” with the SEC.

•	The Annual Report on Form 10-K of Jacobs for the fiscal year ended September 26, 2025, filed with the SEC on November 20, 2025;

•	The Quarterly Report on Form 10-Q of Jacobs for the quarterly period ended December 26, 2025, filed with the SEC on February 3, 2026;

•	The current reports on Form 8-K of Jacobs filed with the SEC on November 19, 2025, January 5, 2026 (except for Item 7.01) and February 3, 2026; and

•

The Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders of Jacobs, filed with the SEC on December 18, 2025, to the extent incorporated by reference in Part III of the Annual Report on Form 10-K of Jacobs for the fiscal year ended September 26, 2025.

S-iv

Each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by viewing the SEC’s website at www.sec.gov. We will provide, without charge, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Jacobs Solutions Inc.

Attn: Investor Relations

1999 Bryan Street

Suite 3500

Dallas, Texas 75201

(214) 638-0145

S-v

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read Jacobs’ public filings with the SEC, as they provide additional information about the Company that you may find important.

Our Business

Overview

We are a leading global professional services company that designs and deploys technology-centric solutions to solve many of the world’s most complex challenges. Jacobs Engineering is a wholly-owned subsidiary of Jacobs.

The services Jacobs provides to end markets fall into the following two operating segments: Infrastructure & Advanced Facilities and our existing investment in PA Consulting. From advisory and consulting, feasibility, planning, design, program and lifecycle management, Jacobs provides end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. Jacobs provides its services through offices and subsidiaries located primarily in North America, Europe, the Middle East, India, Australia, New Zealand and Asia. Jacobs provides its services under cost-reimbursable (including limited amounts of guaranteed maximum price) and fixed-price contracts, with fixed-price contracts comprised mainly of professional services arrangements and in some limited cases, construction.

Recent Developments

On January 2, 2026, Jacobs entered into a definitive agreement pursuant to which Jacobs expects to acquire all of the remaining issued share capital of PA Consulting owned by the shareholders of PA Consulting other than Jacobs and its affiliates (the “Acquisition”). The Acquisition is expected to be implemented primarily by way of a scheme of arrangement under Part 26 of the UK Companies Act 2006, a court-approved process in the United Kingdom under which PA Consulting will apply to the High Court of Justice in England and Wales to sanction the arrangement and, if sanctioned and approved by the requisite shareholder majorities, the arrangement becomes binding on the relevant shareholders.

In connection with the Acquisition, the shareholders of PA Consulting are expected to receive aggregate upfront consideration of approximately £1.216 billion (approximately $1.6 billion based on an exchange rate of $1.33 per Pound Sterling used at the time of announcement of the Acquisition), net of certain shareholder expenses, payable 80% in cash and 20% in shares of Jacobs’ common stock issued at a price of £100.20 per share, subject to customary adjustments. Based on certain assumptions, the upfront consideration implies an enterprise value for PA Consulting of approximately £3.05 billion. In addition, the Acquisition provides for deferred consideration of £75 million, which is expected to be settled in shares of Jacobs’ common stock on the second anniversary of closing (or, at Jacobs’ election, in cash or a combination of cash and shares).

The Acquisition is subject to customary closing conditions, including, but not limited to, approval of the scheme of arrangement by the shareholders of PA Consulting, sanction by the High Court of Justice in England and Wales and receipt of certain regulatory approvals, including under the UK National Security and Investment Act 2021 and the Danish Investment Screening Act. Jacobs currently expects the Acquisition to close by the end of Jacobs’ fiscal 2026 second quarter; however, there can be no assurance that the Acquisition will be consummated on the expected terms or timeline, or at all. Jacobs intends to fund the cash portion of the upfront consideration through a combination of cash on hand, if needed, and existing and incremental debt facilities, and intends to enter into one or more hedging arrangements to manage its exposure to fluctuations in foreign currency exchange rates arising from the cash portion of the upfront consideration. Completion of this offering of the notes is not conditioned upon consummation of the Acquisition.

Principal Executive Offices and Internet Address

Jacobs and Jacobs Engineering are Delaware corporations with principal executive offices at 1999 Bryan Street, Suite 3500, Dallas, Texas 75201 (telephone number is (214) 583-8500). Our website is located at www.jacobs.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for the documents expressly referenced above in “Incorporation of Certain Information by Reference” that are also posted on our website, information contained on or accessible from our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Organizational Structure

The following diagram reflects certain aspects of Jacobs’ corporate structure and the principal indebtedness of Jacobs and Jacobs Engineering as of the date of this prospectus supplement, after giving effect to the issuance of the notes and the guarantees offered hereby. This diagram should be read in conjunction with the information contained in this prospectus supplement and the accompanying prospectus as a whole.

Jacobs Solutions Inc.
Issuer of the notes offered hereby
Guarantor of the 5.900% Sustainability-Linked Senior Notes due 2033
Guarantor of the 6.350% Senior Notes due 2028
Guarantor of the Revolving Credit Facility
Guarantor of the 2025 Term Loan Facility
Jacobs Engineering Group Inc.
Guarantor of the notes offered hereby
Issuer of the 5.900% Sustainability-Linked Senior Notes due 2033
Issuer of the 6.350% Senior Notes due 2028
Borrower under the Revolving Credit Facility
Borrower under the 2025 Term Loan Facility
Non-Guarantor Subsidiaries*

*	Certain non-US, non-guarantor subsidiaries have borrowing capacity under the Revolving Credit Facility.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of Notes and Guarantees.” Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of Notes and Guarantees” section of this prospectus supplement.

Issuer	Jacobs Solutions Inc.

Guarantor	Jacobs Engineering Group Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due . $ aggregate principal amount of % Senior Notes due .

Maturity	The notes will mature on , . The notes will mature on , .

Interest	The notes will bear interest at the rate of % per annum and the notes will bear interest at the rate of % per annum.

Interest Payment Dates	The notes will bear interest from and including , 2026, payable semi-annually in arrears on and of each year, commencing , 2026, and the notes will bear interest from and including , 2026, payable semi-annually in arrears on and of each year, commencing , 2026.

Ranking	The notes will be Jacobs’ senior unsecured obligations and:

•

rank equally in right of payment with all of Jacobs’ existing and future senior unsecured indebtedness, including its guarantee of Jacobs Engineering’s $500,000,000 aggregate principal amount of outstanding 5.900% Sustainability-Linked Senior Notes due 2033, its guarantee of Jacobs Engineering’s $600,000,000 aggregate principal amount of outstanding 6.350% Senior Notes due 2028 and its guarantee of amounts outstanding from time to time under the Revolving Credit Facility and the 2025 Term Loan Facility (as defined in “Capitalization”), subject to applicable law;

•	rank senior in right of payment to all of Jacobs’ future subordinated indebtedness, subject to applicable law;

•	be effectively subordinated to all of Jacobs’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all liabilities, including trade payables, of Jacobs’ subsidiaries (other than Jacobs Engineering Group Inc.), subject to applicable law.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs had approximately $ billion of outstanding debt, none of which was secured.

As of December 26, 2025, the subsidiaries of Jacobs other than Jacobs Engineering had approximately $3.3 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables, operating leases and accrued and other liabilities.

For additional information, see “Description of Notes and Guarantees—Ranking.”

Guarantees	The notes will be fully and unconditionally guaranteed by Jacobs Engineering. The guarantees of the notes will be Jacobs Engineering’s senior unsecured obligations and:

•

rank equally in right of payment with all of Jacobs Engineering’s existing and future senior unsecured indebtedness, including its $500,000,000 aggregate principal amount of outstanding 5.900% Sustainability-Linked Senior Notes due 2033, its $600,000,000 aggregate principal amount of outstanding 6.350% Senior Notes due 2028 and amounts outstanding from time to time under the Revolving Credit Facility and the 2025 Term Loan Facility, subject to applicable law;

•	rank senior in right of payment to all of Jacobs Engineering’s future subordinated indebtedness, subject to applicable law;

•	be effectively subordinated to all of Jacobs Engineering’s future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness;

•	be structurally subordinated to all liabilities, including trade payables, of Jacobs Engineering’s subsidiaries, subject to applicable law; and

•	be automatically and unconditionally released under certain circumstances as described under “Description of Notes and Guarantees—Guarantees”.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs Engineering had approximately $ billion of outstanding debt, none of which was secured, and $ billion of undrawn borrowing capacity under the Revolving Credit Facility. For additional information, see “Description of Notes and Guarantees—Guarantees.”

Optional Redemption	Prior to (i) with respect to the notes, , ( months prior to the maturity date of the notes) and (ii) with respect to the notes, , ( months prior to the maturity date of the notes) (each such date, a “Par Call Date”), Jacobs may redeem the notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption prices calculated by Jacobs (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, assuming that such notes matured on the applicable Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined below) plus (i) with respect to the    notes, basis points and (ii) with respect to the    notes,    basis points, less (b) interest accrued to the redemption date, and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the notes, if any, to, but excluding, the redemption date.

In addition, at any time and from time to time on or after the applicable Par Call Date, Jacobs may redeem each series of notes, at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes, if any, to, but excluding, the redemption date.

For additional information, see “Description of Notes and Guarantees—Optional Redemption.”

Covenants	The indenture governing the notes contains covenants limiting our ability to:

•	create certain liens;

•	enter into sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes and Guarantees—Certain Covenants” for more information regarding these covenants.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined in “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event”) occurs, except to the extent Jacobs has exercised its right to redeem the notes, you will have the right to require Jacobs to purchase all or any part of your notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, on such notes, to, but excluding, the purchase date. See “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event.”

Additional Issuances	We may, without the consent of holders of the notes, increase the principal amount of either series of notes by issuing additional notes of such series in the future on the same terms and conditions as the applicable series of notes, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional notes of such series, and, if applicable, the first interest payment date and the initial interest accrual date, and with the same CUSIP number as the series of notes offered hereby so long as such additional notes of such series are fungible for US federal income tax purposes with the applicable series of notes offered hereby.

Form and Denomination of Notes	The notes will be issued in fully registered form only and will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream and Euroclear will hold interests on behalf of their participants through their respective US depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in the accompanying prospectus under the heading “Description of Debt Securities—Registered Global Securities,” owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “Description of Notes and Guarantees—Book-entry System.”

Absence of Established Markets for Notes	The notes will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market-making with respect to the notes may be discontinued without notice. We do not intend to list the notes on any securities exchange or public market or include the notes in any quotation system.

Use of Proceeds	We estimate that the net proceeds of the offering of the notes, after deducting the underwriting discount and the estimated expenses of the

offering, will be approximately $    . We intend to use the net proceeds from this offering, together with cash on hand if needed based on the final adjusted purchase price of the Acquisition, to finance the cash consideration of the Acquisition. Pending completion of the Acquisition, we intend to use the net proceeds from this offering to repay amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility, and upon consummation of the Acquisition, finance the cash consideration of the Acquisition with additional term loan borrowings, with any remaining proceeds to be used for general corporate purposes. Completion of this offering is not conditioned upon consummation of the Acquisition. If the Acquisition is not consummated for any reason, we intend to use the net proceeds from this offering to repay amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility, with any remaining proceeds to be used for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their respective affiliates are lenders under our Revolving Credit Facility, which we intend to repay in part with the net proceeds of this offering. Accordingly, such underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Trustee	U.S. Bank Trust Company, National Association (the “Trustee”).

Governing Law	The notes, the related guarantees and the indenture will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a description of certain risks you should consider before investing in the notes.

RISK FACTORS

You should carefully consider each of the following risks and all of the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in the Annual Report on Form 10-K of Jacobs for the year ended September 26, 2025 and any other documents we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes.

We operate in a changing global environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our business, financial condition and results of operations. The risks described below highlight some of the factors that have affected and could affect us in the future. We may also be affected by unknown risks or risks that we currently think are immaterial. If any such events actually occur, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to the Notes

The Company has a significant amount of debt. This level of debt could adversely affect its business, financial condition and results of operations and its ability to meet its payment obligations under the notes and its other debt.

The Company has a significant amount of debt and substantial debt service requirements.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs had approximately $    billion of outstanding debt, none of which was secured.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs Engineering had approximately $    billion of outstanding debt, none of which was secured, and $    billion of undrawn borrowing capacity under the Revolving Credit Facility.

This level of debt could have significant consequences for the Company’s future operations, including:

•	making it more difficult for the Company to meet its payment and other obligations under the notes and its other outstanding debt;

•

resulting in an event of default if the Company fails to comply with the financial and other restrictive covenants contained in its debt agreements, which event of default could result in all of its debt becoming immediately due and payable;

•

reducing the availability of the Company’s cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, dividends and other general corporate purposes, and limiting its ability to obtain additional financing for these purposes;

•	subjecting the Company to the risk of increasing interest expense on variable rate indebtedness, including borrowings under the Revolving Credit Facility;

•	limiting the Company’s flexibility in planning for, or reacting to, and increasing its vulnerability to, changes in its business, the industry in which it operates and the general economy; and

•	placing the Company at a competitive disadvantage compared to its competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and the Company’s ability to meet its payment obligations under the notes and its other debt.

Servicing the Company’s debt requires a significant amount of cash, and it may not have sufficient cash flow from its operations to pay its debt.

The Company’s ability to make scheduled payments of the principal of, to pay interest on or to refinance its debt, including the notes, depends on the future performance of Jacobs’ subsidiaries, which is subject to economic, financial, competitive, legislative, regulatory and other factors beyond its control. In addition, Jacobs Engineering’s ability to borrow funds in the future to make payments on its debt will depend on the satisfaction of the covenants in the Revolving Credit Facility and the 2025 Term Loan Facility and other financing agreements, including the indenture, and other agreements Jacobs Engineering may enter into in the future. Specifically, Jacobs Engineering will need to maintain certain financial ratios under its Revolving Credit Facility and the 2025 Term Loan Facility. The businesses of Jacobs’ subsidiaries may not continue to generate sufficient cash flow from operations in the future and future borrowings may not be available to Jacobs Engineering under the Revolving Credit Facility or from other sources in an amount sufficient to service its debt to make necessary capital expenditures or to fund its other liquidity needs. If it is unable to generate cash from its operations or through borrowings, the Company may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining equity capital on terms that may be onerous or highly dilutive. The Company’s ability to make payments on its debt or refinance its debt will depend on factors including the state of the capital markets and its financial condition at such time, as well as the terms of the Company’s financing agreements and the indenture governing the notes. The Company may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

The Company may incur substantial additional debt, including secured debt, which could further exacerbate the risks associated with its amount of debt.

Subject to the restrictions in the Revolving Credit Facility and the 2025 Term Loan Facility and the covenant described in “Description of Notes and Guarantees—Certain Covenants—Limitation on Liens,” the Company may be able to incur additional debt, including secured debt, in the future. In addition, neither the notes nor the indenture governing the notes will contain restrictions on the incurrence of additional debt (except for certain debt secured by liens), including the additional $    billion of undrawn borrowing capacity available under the Revolving Credit Facility as of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds.” Although the Revolving Credit Facility and the 2025 Term Loan Facility do contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions and debt incurred in compliance with these restrictions could be substantial. If new debt is added to the Company’s existing debt levels, the related risks the Company now faces would increase.

The notes will be effectively subordinated to all of the Company’s future secured debt.

The notes will not be secured by any of the Company’s assets. As a result, the notes will be effectively subordinated to any secured debt the Company may have outstanding from time to time to the extent that the holders of the Company’s secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. To the extent that such assets cannot satisfy in full the Company’s secured debt, the holders of such secured debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In such an event, the Company may not have sufficient assets remaining to pay amounts due on any or all of the notes. If new indebtedness is added to the Company’s current debt levels, the related risks the Company could face would be magnified. As of December 26, 2025, the Company did not have any secured debt.

The notes will be structurally subordinated to all existing and future obligations of Jacobs’ subsidiaries (other Jacobs Engineering Group Inc.).

The notes will be structurally subordinated to any debt and other liabilities of Jacobs’ subsidiaries (other Jacobs Engineering Group Inc.) (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles in the United States) to the extent of the value of the assets of such subsidiaries, whether or not secured. The notes will not be guaranteed by any of Jacobs’ subsidiaries other than Jacobs Engineering, and Jacobs may not have direct access to the assets of its subsidiaries unless these assets are transferred by dividend or otherwise to Jacobs. The ability of Jacobs’ subsidiaries to pay dividends or otherwise transfer assets to Jacobs is subject to various restrictions under applicable law. In addition, Jacobs’ right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. Subject to certain conditions and thresholds, the guarantees of the notes by Jacobs Engineering will automatically and unconditionally be released under certain circumstances as described under “Description of Notes and Guarantees—Guarantees”. As of December 26, 2025, the subsidiaries of Jacobs other than Jacobs Engineering had approximately $3.3 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables, operating leases and accrued and other liabilities.

Jacobs is a holding company. Substantially all of its business is conducted through its subsidiaries. Jacobs depends on the performance of its subsidiaries and their ability to make distributions to it to fund its operations.

Jacobs is a holding company. Substantially all of its business is conducted through its subsidiaries, which are separate and distinct legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefore, whether by dividends or otherwise, unless they guarantee the notes. Therefore, Jacobs is reliant on the operations of its subsidiaries to fund (whether by dividend, distribution or loan) holding company operations, including its ability to pay dividends and service any indebtedness of the holding company, including the notes. In addition, we cannot assure you that the agreements governing the existing and future indebtedness of Jacobs’ subsidiaries will permit its subsidiaries to provide it with sufficient dividends, distributions or loans to fund payments of dividends or other obligations of the holding company, including the notes. In addition, any payment of dividends, distributions or loans to Jacobs by its subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which its subsidiaries operate. Furthermore, payments to Jacobs by its subsidiaries will be contingent upon its subsidiaries’ earnings. Jacobs’ ability to make scheduled payments of the principal of, to pay interest on or to refinance its debt, including the notes, depends on Jacobs’ subsidiaries’ future performance, which is subject to economic, financial, competitive, legislative, regulatory and other factors beyond its control.

The agreements governing the Company’s debt, including the Revolving Credit Facility and the 2025 Term Loan Facility, contain various covenants that impose restrictions on the Company that may affect its ability to operate its business and to make payments on the notes.

The agreements governing the Company’s existing debt impose, and future financing agreements may impose, operating and financial restrictions on its activities. These restrictions require the Company to comply with or maintain certain financial tests and ratios and may limit its ability to:

•	incur additional debt;

•	grant or incur liens to secure its indebtedness;

•	engage in certain lines of business;

•	make certain dispositions; and

•	engage in consolidations, mergers and acquisitions.

These restrictions on the Company’s ability to operate its business could seriously harm the business by, among other things, limiting its ability to take advantage of financing, merger and acquisition, tax and other corporate opportunities.

Various risks, uncertainties and events beyond the Company’s control could affect its ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in its existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, Jacobs and Jacobs Engineering might not have sufficient funds or other resources to satisfy all of their respective obligations, including their respective obligations under the notes and the guarantees. In addition, the limitations imposed by financing agreements on the Company’s ability to incur additional debt and to take other actions might significantly impair its ability to obtain other financing.

The limited covenants in the indenture governing the notes may not provide protection against some events or developments that may affect the trading prices for the notes or the Jacobs’ or Jacobs Engineering’s ability to repay the notes.

The indenture governing the notes will not:

•

require Jacobs or Jacobs Engineering to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit the Jacobs’ or Jacobs Engineering’s ability to incur indebtedness that is equal in right of payment to the notes and the guarantees;

•

prohibit Jacobs or Jacobs Engineering from incurring substantial secured debt that would effectively rank senior to the notes and the guarantees to the extent of the value of the assets securing the debt;

•	limit the ability of Jacobs’ subsidiaries (other than Jacobs Engineering) and Jacobs Engineering’s subsidiaries to incur debt, which would rank senior to the notes and Jacobs Engineering’s guarantees;

•	restrict Jacobs’ or Jacobs Engineering’s subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to their respective equity interests in their subsidiaries;

•	restrict Jacobs’ or Jacobs Engineering’s ability to repurchase or prepay our securities; or

•

restrict Jacobs’ or Jacobs Engineering’s ability to make investments or to repurchase or pay dividends or make other payments in respect of their common stock or other securities ranking junior to the notes or the related guarantees.

Although the indenture will contain limited covenants that would restrict Jacobs’ and Jacobs Engineering’s ability to create, incur or assume secured debt or to enter into sale and leaseback transactions, these restrictions only apply to Jacobs and Jacobs Engineering, but not to any of their subsidiaries. As a result,

Jacobs’ and Jacobs Engineering’s subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale and leaseback transactions. Exceptions described in “Description of Notes and Guarantees—Certain Covenants—Limitation on Liens” would allow Jacobs and Jacobs Engineering to borrow substantial additional amounts and to grant liens or security interests in connection with those borrowings.

For these reasons, you should not consider the covenants in the indenture governing the notes as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding debt, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the credit ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

The notes will not restrict our ability to repurchase our securities or to take other actions that could negatively impact our ability to pay our obligations under the notes.

Neither the notes nor the indenture governing the notes will restrict our ability or the ability of our subsidiaries to repurchase securities, recapitalize, pay dividends or make distributions to stockholders or require us to maintain interest coverage or other financial ratios. Other than as described under the caption “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event” below, the provisions of the indenture will not afford holders of debt securities issued thereunder, including the notes, protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders. In addition, our ability to recapitalize, incur additional debt and take a number of other actions that will not be limited by the terms of the notes or the indenture could have the effect of diminishing our ability to make payments on the notes when due.

Jacobs may not be able to purchase the outstanding notes upon a Change of Control Triggering Event.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event”), unless Jacobs has exercised its right to redeem the notes in full as described in “Description of Notes and Guarantees—Optional Redemption,” each holder of notes will have the right to require Jacobs to purchase all or any part of such holder’s outstanding notes at a price equal to 101% of principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. If Jacobs experiences a Change of Control Triggering Event, there can be no assurance that it would have sufficient financial resources available to satisfy its obligations to purchase the notes. In addition, Jacobs’ ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. Jacobs’ failure to purchase the notes as required under the terms of the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event.”

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency on certain matters at the time the credit rating is issued. An explanation of the significance of such credit rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a credit rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s credit rating should be evaluated independently of any other agency’s credit rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our credit ratings are under further review for a downgrade, could adversely affect the market value or liquidity of the notes and increase our corporate borrowing costs.

Active trading markets for the notes may not develop or be sustained.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they presently intend to make a market in the notes after completion of the offering as permitted by applicable law, they have no obligation to do so, and such market-making activities may be discontinued at any time without notice. In addition, the liquidity of the trading markets of the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or the financial performance or prospects of companies in our industry. We cannot assure the liquidity of the trading markets for the notes or that active public trading markets for the notes will develop or be sustained. If active public trading markets for the notes are not developed or sustained, the market prices and liquidity of the notes may be adversely affected.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Redemption may adversely affect your return on the notes.

Jacobs may redeem all or a portion of the notes at its option at any time or from time to time at the applicable redemption prices in the circumstances described in this prospectus supplement. If Jacobs redeems the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. See “Description of Notes and Guarantees—Optional Redemption.”

Subject to certain conditions and thresholds, the guarantees of the notes by Jacobs Engineering will automatically and unconditionally be released in certain circumstances.

Subject to certain conditions and thresholds, the guarantees of the notes by Jacobs Engineering will automatically and unconditionally be released, without the consent of the Trustee or the holders of the notes, under certain circumstances, including, among other things, if the combined outstanding principal amount of Jacobs Engineering’s 5.900% Sustainability-Linked Senior Notes due 2033 and 6.350% Senior Notes due 2028 is equal to or less than $300,000,000 in the aggregate and the guarantees of Jacobs Engineering under the Company’s Revolving Credit Facility and Term Loan Facility are released or will be concurrently released with the guarantees. See “Description of the Notes and Guarantees—Guarantees”. If the guarantees are released, we are not required to replace or reinstate them at any point following such release, and the notes will not have the benefit of a Jacobs Engineering or any other guarantee for their remaining maturity.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with cash on hand if needed based on the final adjusted purchase price of the Acquisition, to finance the cash consideration of the Acquisition. Pending completion of the Acquisition, we intend to use the net proceeds from this offering to repay amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility, and upon consummation of the Acquisition, finance the cash consideration of the Acquisition with additional term loan borrowings, with any remaining proceeds to be used for general corporate purposes. Completion of this offering is not conditioned upon consummation of the Acquisition. If the Acquisition is not consummated for any reason, we intend to use the net proceeds from this offering to repay amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility, with any remaining proceeds to be used for general corporate purposes.

The US dollar denominated borrowings under the Revolving Credit Facility bear interest at either a SOFR rate plus a margin of between 0.975% and 1.725% or a base rate plus a margin of between 0% and 0.625% depending on the Company’s Consolidated Leverage Ratio or Debt Rating (each as defined in the Revolving Credit Facility). The interest rate under the Revolving Credit Facility also incorporates a modest sustainability-linked pricing adjustment. The applicable SOFR rate, including applicable margins, at December 26, 2025, was approximately 5.04%. Borrowings denominated in British pounds bear interest at an adjusted SONIA rate plus a margin of between 0.908% and 1.658%. There were no amounts drawn in British pounds as of December 26, 2025. The maturity date of the Revolving Credit Facility is February 6, 2028.

Borrowings under the 2025 Term Loan Facility bear interest at either a SONIA rate or a term SOFR rate plus a margin of between 0.975% and 1.60% or a base rate plus a margin of between 0% and 0.50% depending on the Company’s Consolidated Leverage Ratio (as defined in the 2025 Term Loan Facility). The applicable SOFR and SONIA rates, including applicable margins, at December 26, 2025, was approximately 5.02% for borrowings denominated in US dollars and 4.72% for borrowings denominated in British pounds. The maturity date of the 2025 Term Loan Facility is March 26, 2027. The proceeds from the 2025 Term Loan Facility were used to repay the remaining outstanding principal equal to $120.0 million and £410.2 million (approximately $531.6 million using an exchange rate of $1.29 per Pound Sterling, as published by Bloomberg L.P. on March 27, 2025), under an amended and restated term loan agreement, dated February 6, 2023, by and among the Company and Jacobs Engineering and a syndicate of banks and financial institutions, with the remaining proceeds used for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 26, 2025:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of the proceeds therefrom, assuming completion of the Acquisition, in the manner described in “Use of Proceeds.”

The closing of this offering is not contingent on the consummation of the Acquisition, and there can be no assurance that we will complete the Acquisition. If we do not complete the Acquisition, we expect to use the net proceeds from this offering for general corporate purposes, which may include repayment of amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility.

In addition to the section “Use of Proceeds,” you should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical unaudited condensed consolidated financial statements and related notes included in Jacobs’ Quarterly Report on Form 10-Q for the quarter ended December 26, 2025, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 26, 2025 (unaudited)
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$1,552,913	$

Long-term debt (including current portion)
Revolving Credit Facility (1)	$640,000	$
2025 Term Loan Facility (2)	754,320
Senior unsecured notes issued by Jacobs
% Senior Notes due offered hereby	—
% Senior Notes due offered hereby	—
Senior unsecured notes issued by Jacobs Engineering
5.900% Sustainability-Linked Senior Notes due 2033	500,000
6.350% Senior Notes due 2028	600,000

Total long-term debt (including current portion)	$2,494,320
Stockholders’ equity
Preferred stock, $1 par value, authorized—1,000,000 shares; issued and outstanding—none	—		—
Common stock, $1 par value, authorized—240,000,000 shares; issued and outstanding—117,586,748 shares	117,587
Additional paid-in capital	2,678,370

	As of December 26, 2025 (unaudited)
	Actual	As Adjusted
	(dollars in thousands)
Retained earnings	$1,334,005	$
Accumulated other comprehensive loss	(686,062)

Total Jacobs stockholders’ equity	3,443,900
Noncontrolling interests	4,331

Total Group stockholders’ equity	3,448,231

Total capitalization (long-term debt and equity)	$5,942,551	$

(1)

Revolving Credit Facility means that certain Third Amended and Restated Credit Agreement, dated February 6, 2023 (as amended December 20, 2023, and as amended, restated, refinanced or replaced from time to time), by and among Jacobs, as guarantor, Jacobs Engineering and certain of its subsidiaries party thereto, as borrowers, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

(2)

2025 Term Loan Facility means that certain Term Loan Agreement, dated as of March 27, 2025 (as amended, restated, refinanced or replaced from time to time), among Jacobs, as guarantor, Jacobs Engineering, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

DESCRIPTION OF NOTES AND GUARANTEES

The following description of the particular terms of the    notes and    notes (collectively, the “notes”) offered hereby (referred to in the accompanying prospectus as “debt securities”) supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus. In this section, unless the context otherwise requires, all references to “we,” “us,” “our,” “Issuer” and “Jacobs” refer only to Jacobs Solutions Inc. and not to any of its subsidiaries and all references to “Jacobs Engineering” and “Guarantor” refer only to Jacobs Engineering Group Inc. and not to any of its subsidiaries. Unless otherwise indicated or unless the context requires otherwise, references to the “indenture” governing the notes refer to the indenture (as defined below).

General

The notes will be issued pursuant to the indenture, dated as of February 16, 2023 (the “base indenture”), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented and amended by the third supplemental indenture, dated as of     ,   2026 (the “third supplemental indenture” and, together with the base indenture, the “indenture”), among the Issuer, the Guarantor and the Trustee.

You should read the indenture, a copy of which is included as an exhibit to Jacobs’ Current Report on Form 8-K filed with the SEC on February 16, 2023, for a complete understanding of the notes and the terms that are applicable to them. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the notes and the guarantees include those made part of the indenture by reference to the Trust Indenture Act. The following description and the description in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to the Trust Indenture Act and all the provisions of the notes, the guarantees and the indenture. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes.

The notes of each series will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 thereof.

Principal Amount and Maturity

We are offering $     aggregate principal amount of  % Senior Notes due    and $     aggregate principal amount of  % Senior Notes due     . The    notes will mature on    , and the    notes will mature on    ,     .

We may, without notice to or the consent of the holders or beneficial owners of the notes, issue in separate offerings additional debt securities having the same ranking, interest rate, maturity and other terms (except for the issue date and, in some cases, the price to the public and the initial interest payment date) as the notes of each series offered hereby. Any additional debt securities having such similar terms, together with the notes of the applicable series, will constitute a single series of securities under the indenture; provided that such additional debt securities are fungible with the notes of the applicable series for US federal income tax purposes. If any such additional debt securities are not fungible with the initially issued notes of the applicable series for US federal income tax purposes, such additional debt securities will be issued with a different CUSIP number (or other applicable identifying number). No such additional debt securities may be issued if an “event of default” (as such term is defined in “—Events of Default and Remedies”) has occurred and is continuing with respect to the notes of the applicable series.

Guarantees

The Guarantor will fully, unconditionally, irrevocably, absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on the notes and all other amounts due and payable by us under the indenture and the notes, when and as such principal, premium, if any, interest and other amounts shall become due and payable, whether at the stated maturity or by declaration or acceleration, call for redemption or otherwise.

Following the first day that: (1) the combined outstanding principal amount of Jacobs Engineering’s 5.900% Sustainability-Linked Senior Notes due 2033 and 6.350% Senior Notes due 2028 is equal to or less than $300,000,000 in the aggregate, (2) no Event of Default has occurred and is continuing under the indenture and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute an Event of Default and (3) the guarantees of Jacobs Engineering under the Company’s Revolving Credit Facility and Term Loan Facility are released or will be concurrently released with the guarantees, Jacobs Engineering’s obligations under its guarantees of the notes shall be automatically and unconditionally released.

Ranking

The notes will be Jacobs’ senior unsecured obligations and:

•

rank equally in right of payment with all of Jacobs’ existing and future senior unsecured indebtedness, including its guarantee of Jacobs Engineering’s $500,000,000 aggregate principal amount of outstanding 5.900% Sustainability-Linked Senior Notes due 2033, its guarantee of Jacobs Engineering’s $600,000,000 aggregate principal amount of outstanding 6.350% Senior Notes due 2028 and its guarantee of amounts outstanding from time to time under the Revolving Credit Facility and the Term Loan Facility, subject to applicable law;

•	rank senior in right of payment to all of Jacobs’ future subordinated indebtedness, subject to applicable law;

•	be effectively subordinated to all of Jacobs’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all liabilities, including trade payables, of Jacobs’ subsidiaries (other than Jacobs Engineering), subject to applicable law.

•	The guarantees of the notes will be Jacobs Engineering’s senior unsecured obligations and:

•

rank equally in right of payment with all of Jacobs Engineering’s existing and future senior unsecured indebtedness, including its $500,000,000 aggregate principal amount of outstanding 5.900% Sustainability-Linked Senior Notes due 2033, its $600,000,000 aggregate principal amount of outstanding 6.350% Senior Notes due 2028 and amounts outstanding from time to time under the Revolving Credit Facility and the Term Loan Facility, subject to applicable law;

•	rank senior in right of payment to all of Jacobs Engineering’s future subordinated indebtedness, subject to applicable law;

•	be effectively subordinated to all of Jacobs Engineering’s future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all liabilities, including trade payables, of Jacobs Engineering’s subsidiaries, subject to applicable law.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs had approximately $    billion of outstanding debt, none of which was secured.

As of December 26, 2025, the subsidiaries of Jacobs other than Jacobs Engineering had approximately $3.3 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables, operating leases and accrued and other liabilities.

As of December 26, 2025, as adjusted for this offering and the application of the net proceeds therefrom, assuming completion of the Acquisition, as described in “Use of Proceeds,” Jacobs Engineering had approximately $    billion of outstanding debt, none of which was secured, and $    billion of undrawn borrowing capacity under the Revolving Credit Facility.

Interest

The     notes will bear interest at a rate of   % per annum, payable semi-annually in arrears on    and    of each year, commencing    ,    (each, an “interest payment date”), to the persons in whose names the notes are registered at the close of business on the preceding    or    , respectively.

The     notes will bear interest at a rate of    % per annum, payable semi-annually in arrears on    and    of each year, commencing   ,    , to the persons in whose names the notes are registered at the close of business on the preceding    or    , respectively.

Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be. The term “business day” will mean any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

Optional Redemption

Prior to (i) with respect to the    notes,    ,    (    months prior to the maturity date of the    notes) and (ii) with respect to the    notes,    ,    (    months prior to the maturity date of the    notes) (each such date, a “par call date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption prices calculated by the Issuer (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, assuming that such notes matured on the applicable par call date, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined below) plus (i) with respect to the    notes,    basis points and (ii) with respect to the    notes,    basis points, less (b) interest accrued to the redemption date, and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the notes, if any, to, but excluding, the redemption date.

In addition, at any time and from time to time on and after the applicable par call date, the Issuer may redeem each series of notes, at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes, if any, to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate will be determined by us after 4:15 p.m., New York City time (or after such time as yields on US government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appears or appear, as applicable, after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and will interpolate to the applicable par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable par call date. If there is no United States Treasury security maturing on such par call date but there are two or more United States Treasury securities with a maturity date equally distant from such par call date, one with a maturity date preceding such par call date and one with a maturity date following such par call date, we will select the United States Treasury security with a maturity date preceding such par call date. If there are two or more United States Treasury securities maturing on such par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error.

Notice of any such optional redemption will be mailed or sent at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. If we redeem less than all the notes, the

Trustee must select the notes to be redeemed, in the case of the notes in global form, in accordance with the DTC’s applicable procedures, and in the case of any notes in definitive form, by such method as the Trustee deems fair and appropriate. DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed. The Trustee may select for partial redemption notes and portions of notes in amounts equal to $2,000 or any integral multiple of $1,000 in excess thereof.

Unless we default in payment of the redemption price for notes of a series, on and after the applicable redemption date, interest will cease to accrue on the notes of such series or portions thereof called for redemption.

In addition, we may at any time, and from time to time, purchase notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise, subject to applicable law.

Purchase upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to a series of notes, unless we have exercised our right to redeem the notes of such series in full as described in “—Optional Redemption” by giving irrevocable notice to the Trustee in accordance with the indenture, each holder of the notes of such series will have the right to require us to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes of a series or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail (or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of DTC, send electronically) a notice to each holder of such series of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which, other than as may be required by applicable law, must be no earlier than 30 days nor later than 60 days after the date the notice is mailed or sent (or, in the case of a notice mailed or sent prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate or statement signed by an officer of us, which need not constitute an officer’s certificate, stating the aggregate principal amount of notes or portions of notes being purchased.

We will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under the third party’s offer, (ii) a notice of redemption has been given to the holders of all of the notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price, or (iii) in connection with or in contemplation of any Change of Control, we have made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes or the indenture by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

1.

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jacobs and its Subsidiaries or Jacobs Engineering and its Subsidiaries, in each case, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Jacobs or any of its direct or indirect wholly-owned Subsidiaries;

2.

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that a “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly of more than 50% of the total voting power of the outstanding Voting Stock (as defined below) of Jacobs on a fully diluted basis;

3.	the adoption of a plan relating to the liquidation or dissolution of Jacobs or Jacobs Engineering; or

4.

Jacobs or Jacobs Engineering consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Jacobs or Jacobs Engineering, pursuant to a transaction in which any of the outstanding Voting Stock of Jacobs or Jacobs Engineering or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where Jacobs’ or Jacobs Engineering’s shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock of the surviving or transferee Person (or its parent) constituting a majority of the Voting Stock (measured by voting power rather than number of shares) of such surviving or transferee Person (or its parent) (immediately after giving effect to such issuance).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because Jacobs or Jacobs Engineering has become a direct or indirect wholly-owned subsidiary of a holding company or other Person if the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following such transaction are substantially the same as the holders of Jacobs’ or Jacobs Engineering’s Voting Stock, as the case may be, immediately prior to such transaction.

“Change of Control Triggering Event” means, with respect to a series of notes, (i) the rating of such notes is lowered by both Rating Agencies at any time during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible ratings downgrade), and (ii) such series of notes is rated below Investment Grade by both Rating Agencies on any day during the Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means Moody’s and S&P; provided that if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency with respect to the notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors (or Persons performing similar functions) of such Person.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to purchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of us and our Subsidiaries taken as a whole to another “Person” may be uncertain. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of any notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Sinking Fund

There will be no mandatory sinking fund payments for the notes.

Certain Covenants

Limitation on Liens

Except as provided below, neither Jacobs nor Jacobs Engineering will create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien on any of Jacobs’ or Jacobs Engineering’s

Property, whether owned on the date of issuance of the notes or thereafter acquired, unless Jacobs or Jacobs Engineering, as the case may be, substantially contemporaneously secures the notes equally and ratably with (or prior to) such Indebtedness until such time as such Indebtedness is no longer secured by a Lien on any such Property, except that the foregoing restrictions will not apply to Indebtedness secured by:

1.	Liens on any Property existing at the time of acquisition of such Property by Jacobs or Jacobs Engineering;

2.

Liens on any Property, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such Property, which obligations are incurred no later than one year after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

3.	Liens securing Indebtedness of Jacobs or Jacobs Engineering owing to Jacobs or Jacobs Engineering;

4.

Liens on Property of a Person existing at the time such Person is merged into or consolidated with Jacobs or Jacobs Engineering or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Jacobs or Jacobs Engineering;

5.

Liens on Property of Jacobs or Jacobs Engineering in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens;

6.

Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect from fluctuations in interest rates, currencies, equities or the price of commodities;

7.	Liens existing as of, or provided for under the terms of agreements existing as of, the date of the third supplemental indenture;

8.	Liens granted after the date of the third supplemental indenture created in favor of the holders of the notes;

9.

Liens securing Jacobs or Jacobs Engineering’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing;

10.

Liens securing the payment of taxes, special assessments, governmental charges or claims which are not overdue for a period of more than sixty days or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by generally accepted accounting principles in the United States;

11.

deposits, pledges or Liens on or securing Property or shares of stock under workers’ compensation, unemployment insurance and social security laws or similar obligations, or to secure the performance of bids, trade contracts, tenders, contracts (other than for the repayment of borrowed money), leases, bankers’ acceptances or completion guarantees, to secure statutory or regulatory obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

12.	Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

13.

Liens to secure judgments for the payment of money or surety or appeal bonds and related indemnification obligations that do not have an amount at any time outstanding exceeding the greater of (a) $200,000,000 and (b) 3% of the Consolidated Net Worth of Jacobs, determined as of the end of the then immediately preceding fiscal year;

14.

Liens on (i) any cash earnest money deposits made by Jacobs or Jacobs Engineering in connection with any proposed acquisition, letter of intent or purchase agreement permitted hereunder and (ii) cash relating to escrows established for an adjustment in purchase price or liabilities or indemnities for the sale, lease or other disposition of Property;

15.

Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Jacobs or Jacobs Engineering is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

16.

Liens associated with a sale or discount of accounts receivable that do not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding the greater of (i) $400,000,000 and (ii) 10% of Jacobs’ Consolidated Net Worth;

17.	Liens arising in connection with synthetic capital leases which do not exceed $250,000,000 in the aggregate at any one time;

18.

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s, construction contractor’s or similar Lien or pursuant to customary reservations or retentions of title in each case for sums not yet overdue for a period of more than sixty days or that are bonded or being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

19.

Liens required by any contract or statute in order to permit Jacobs or Jacobs Engineering to perform any contract or subcontract made by it with or at the request of the United States or any state, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia;

20.

any Lien securing Indebtedness of a Person which is surviving, resulting or transferee Person to Jacobs or Jacobs Engineering in any consolidation, merger, amalgamation, winding-up or conveyance, transfer, lease or other disposition of all or substantially all of Jacobs or Jacobs Engineering’s properties and assets, as applicable, (in one transaction or a series of related transactions) to the extent permitted in “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus;

21.

easements, rights-of-way, zoning restrictions, servitudes, encroachments, title defects or other irregularities, and servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business; and

22.	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof.

Notwithstanding the foregoing, Jacobs and Jacobs Engineering may, without securing the notes, create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien, other than those permitted pursuant to clauses (1) through (22) above, if, immediately after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (i) all Indebtedness of Jacobs and Jacobs Engineering secured by Liens (other than those Liens permitted pursuant to clauses (1) through (22) above) and (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions with respect to any Property, at the time of determination, does not exceed 15% of Jacobs’ Consolidated Net Worth.

Limitation on Sale/Leaseback Transactions

Neither Jacobs nor Jacobs Engineering will enter into any Sale/Leaseback Transaction with respect to any Property, unless (i) Jacobs or Jacobs Engineering would be entitled to create a Lien on such Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the notes pursuant to the covenant described in “—Limitation on Liens” above or (ii) Jacobs or Jacobs Engineering, within one year from the effective date of such Sale/Leaseback Transaction, apply to (x) the voluntary defeasance or retirement (excluding retirements of notes and other Indebtedness ranking pari passu with the notes as a result of conversions, pursuant to mandatory sinking funds or mandatory prepayment provisions or by payment at maturity) of notes or other Indebtedness ranking pari passu with the notes, (y) the acquisition, construction, development or improvement of any real property, plant and equipment used or useful in the businesses of Jacobs or its Subsidiaries or (z) any combination of the foregoing, an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction.

Certain Other Covenants Under the Indenture

The indenture contains certain covenants of ours, including the following:

•

Jacobs will punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities, at the places and times and in the manner provided in the indenture and in the debt securities;

•

Jacobs and Jacobs Engineering will each maintain an office or agency where the debt securities may be presented or surrendered for payment, transfer or exchange and the notices and demands to or upon Jacobs or Jacobs Engineering in respect of the debt securities and the indenture may be served;

•

Jacobs and, if required by the Trust Indenture Act, Jacobs Engineering will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year, a statement complying with the Trust Indenture Act signed by an officer of Jacobs or Jacobs Engineering, as applicable, which need not constitute an officer’s certificate, stating (1) that a review of the activities of Jacobs or Jacobs Engineering during such year and of Jacobs’ or Jacobs Engineering’s performance under the indenture and under the terms of the debt securities has been made under his or her supervision, (2) whether or not, to the best of his or her knowledge, Jacobs or Jacobs

Engineering, as the case may be, was in compliance with all conditions and covenants under the indenture during such year and (3) if, to the best of his or her knowledge, Jacobs or Jacobs Engineering is in default, specifying all defaults known to such officer and the nature and status thereof;

•

Jacobs and Jacobs Engineering will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purpose of the indenture; and

•	Jacobs and Jacobs Engineering will do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences.

Certain Definitions

The following definitions, among others, are used in the indenture. Many of the definitions of terms used in the indenture have been negotiated specifically for the purposes of inclusion in the indenture and may not be consistent with the manner in which such terms are defined in other contexts. Prospective purchasers of notes are encouraged to read each of the following definitions carefully and to consider such definitions in the context in which they are used in the indenture. Capitalized terms used herein but not defined have the meanings assigned thereto in the indenture.

“Attributable Indebtedness” with respect to a Sale/Leaseback Transaction means, as of the time of determination, the aggregate of the present values (discounted to such time of determination at a rate per annum set forth or implicit in the terms of the lease, as determined in good faith by Jacobs’ board of directors, compounded semi-annually) of the Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended).

“Consolidated Net Worth” means, as of any date of determination and with respect to any Person, the Stockholders’ Equity of such Person and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, any Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all reimbursement obligations in respect of letters of credit or bankers acceptances or similar instruments, (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all obligations of others of the type referred to in clause (i) through (v) above that are guaranteed by Jacobs, Jacobs Engineering or any of their respective Subsidiaries or for which Jacobs, Jacobs Engineering or any of their respective Subsidiaries are otherwise responsible or liable.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Sale/Leaseback Transaction” means an arrangement relating to Property owned on the date of issuance of the notes or thereafter acquired whereby Jacobs or Jacobs Engineering transfers such Property to a Person and Jacobs or Jacobs Engineering leases it from such Person other than (1) leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Jacobs or Jacobs Engineering and a Subsidiary and (3) leases of a Property executed by the time of, or within one year after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such Property.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1)(ii) or (iii) of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as is in effect on the initial issuance date of the notes.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to Jacobs prepared in accordance with GAAP.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or equivalent interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of Jacobs in its consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States will not be deemed to be a “Subsidiary” of Jacobs or Jacobs Engineering.

Events of Default and Remedies

The following will constitute “Events of Default” under the indenture with respect to the notes of either series, subject to any additional limitations and qualifications included in the indenture:

1.	default in the payment of any installment of interest on such series of notes as and when the same become due and payable and continuance of such default for a period of 30 days;

2.

default in the payment of principal or premium, if any, with respect to such series of notes as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

3.

failure on the part of the Issuer or the Guarantor to comply with any of the covenants or agreements in such series of notes, in any resolution of the relevant board of directors or authorized committee authorizing the issuance of such series of notes, in the indenture or in the supplemental indenture with respect to such series of notes (other than a covenant a default in the performance of which is otherwise specifically addressed by another Event of Default) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Issuer or the Guarantor to remedy the same has been given to the Issuer or the Guarantor by the Trustee or to the Issuer or the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of such series of notes at the time outstanding;

4.

the principal amount of indebtedness of the Issuer or the Guarantor or any Subsidiary of the Guarantor (including a default with respect to debt securities of any series other than such series of notes offered hereby) is not paid within any applicable grace period after final maturity or is accelerated prior to its stated final maturity by the holders thereof because of a default, and the total principal amount of such indebtedness unpaid or accelerated exceeds $200 million or the United States dollar equivalent thereof at the time and such default remains uncured or such acceleration is not rescinded or annulled for 30 days after the date on which written notice specifying such failure and requiring the Issuer or the Guarantor to remedy the same has been given to the Issuer or the Guarantor by the Trustee or to the Issuer or the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of such series of notes at the time outstanding;

5.

the Issuer, the Guarantor or any of the Issuer’s or the Guarantor’s Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer or the Guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

6.

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Issuer, the Guarantor or any of the Issuer’s Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or a substantial part of any of the Issuer’s, the Guarantor’s or any such Significant Subsidiary’s or such group’s property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer the Guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of the Issuer or for a substantial part of any of the Issuer’s, the Guarantor’s or such Subsidiary’s or such group’s property (except any decree or order appointing such official of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with another one or more other Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs) or (3) the winding-up or liquidation of the Issuer, the Guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with one or more other Significant

Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs), and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days; and

7.

the guarantees provided by the Guarantor cease to be in full force and effect with respect to such series of notes or is declared null and void in a judicial proceeding, or the Guarantor denies or disaffirms its obligations under the indenture or the guarantees (other than, for the avoidance of doubt, under the circumstances described under “—Guarantee”).

If an Event of Default described in the first, second, third, fourth or seventh clauses above occurs and is continuing with respect to the notes of either series, unless the principal and interest with respect to all of such series of notes has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of such series of notes then outstanding may declare the principal of and interest on all of such series of notes due and payable immediately. If an Event of Default described in the fifth or sixth clauses above occurs, unless the principal and interest with respect to all of such series of notes has become due and payable, the principal of and interest on all of such series of notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of such series of notes.

If an Event of Default occurs with respect to a series of the notes and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of such series of notes or the indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on such series of notes. In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Issuer, the Guarantor or any other obligor on such series of notes, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid with respect to such series of notes. No holder of any notes of a series will have any right to institute any action or proceeding upon, under or with respect to the indenture, for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to such series of notes and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the indenture.

Prior to the acceleration of the maturity of the notes of a series, the holders of a majority in aggregate principal amount of such series of notes at the time outstanding may, on behalf of the holders of all such series of notes, waive any past default or Event of Default and its consequences for such series of notes, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such series of notes or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and we, the Trustee and the holders of such series of notes will be restored to our and their former positions and rights under the indenture. Following acceleration of the maturity of notes of a series (including acceleration as specified in the fifth and sixth clauses above), the holders of a majority in principal amount of such series of may rescind an acceleration of the maturity of such series of notes and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and we have paid the Trustee its compensation and all sums paid or advanced by the Trustee pursuant to the indenture and the reasonable and documented out of pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee will have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of a series of the notes if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee, by a responsible officer or officers, determines that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of such series of notes not taking part in such direction. The Trustee will be under no obligation to exercise any of the rights or powers vested in it under the indenture at the request, order or direction of any of the holders of such series of notes pursuant to the provisions of the indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default known to the Trustee with respect to such series of notes, to the holders of such series of notes notice of all defaults with respect to such series of notes so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to such series of notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series of notes. The term default with respect to a series of the notes for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as described above.

The Trustee will not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, unless either a responsible officer has actual knowledge of such default or Event of Default or written notice of such default or Event of Default has been delivered to a responsible officer of the Trustee from us or a holder describing such default or Event of Default, and stating that such notice is a notice of default.

Defeasance; Satisfaction and Discharge

Each series of notes will be subject to defeasance and discharge, and will be subject to covenant defeasance, as set forth in the indenture. See “Description of Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance” in the accompanying prospectus.

Book-Entry System

Except as described in the accompanying prospectus under the heading “Description of Debt Securities—Registered Global Securities,” owners of beneficial interests in a Global Security will not be considered the holders thereof and will not be entitled to receive physical delivery of notes in definitive form, and no Global Security will be exchangeable except for another Global Security of like denomination and terms to be registered in the name of DTC or its nominee.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

None of the Issuer, the Guarantor, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Funds Settlement System and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

MATERIAL US FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer or broker in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes,

•	a person that is required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement,

•	a regulated investment company,

•	a real estate investment trust, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the US dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Effects of Certain Contingencies

We may pay amounts in excess of the stated interest and principal payable on the notes or make payments in advance of their scheduled times, as described above in “Description of Notes and Guarantees—Purchase upon a Change of Control Triggering Event.” These contingencies may implicate the provisions of the US Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position, however, that these possibilities do not cause the notes to be treated as contingent payment debt instruments. Our position is based, in part, on our determination that, as of the date of the issuance of the notes, the possibility that we might be required to repurchase the notes is a remote or incidental contingency within the meaning of applicable US Treasury regulations. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable US Treasury regulations.

However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate (based upon a “comparable yield,” as such term is defined in the US Treasury regulations) and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a note. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	an entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes

Your tax basis in your note generally will be its cost. You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual, a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Interest

Subject to the discussions of FATCA withholding and backup withholding below, interest on a note that is not effectively connected with your conduct of a trade or business in the United States (and, in the case of an applicable income tax treaty, not attributable to your permanent establishment or fixed base in the United States) will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the Company’s outstanding stock, (ii) you are not a “controlled foreign corporation” that is related to the Company, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last US payor (or a non-US payor that is a qualified intermediary or a US branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you provide an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI.

If you engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Notes

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which will be treated as interest and will generally be subject to the rules discussed above in “—Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to your permanent establishment or fixed base in the United States).

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant US law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your note. In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States (unless you are an exempt recipient). Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder, the applicable withholding agent will be required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above in “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as being made to a non-United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of notes	Principal Amount of notes
BofA Securities, Inc.	$	$
BNP Paribas Securities Corp.
Wells Fargo Securities, LLC

Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering each series of notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer each series of notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of   % of the principal amount of the    notes and   % of the principal amount of the    notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of   % of the principal amount of the    notes and   % of the principal amount of the    notes to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of notes):

Per note		%
Total for notes	$
Per note		%
Total for notes	$
Total	$

The expenses of the offering, not including the underwriting discount, are estimated at $     million and are payable by us.

New Issue of Notes

Each series of notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in each series of notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market- making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about     , 2026, which will be the    business day following the date of this prospectus supplement (such settlement being referred to as “T+   ). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

From the date of this prospectus supplement and through the closing date of the notes offered hereby, neither Jacobs nor Jacobs Engineering will, without the prior written consent of BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by Jacobs or Jacobs Engineering and having a maturity date of more than one year.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

We intend to use the net proceeds from this offering, together with cash on hand if needed based on the final adjusted purchase price of the Acquisition, to finance the cash consideration of the Acquisition, with any remaining proceeds to be used for general corporate purposes, which may include repayment of amounts outstanding under the Revolving Credit Facility and the 2025 Term Loan Facility. Certain of the underwriters or their respective affiliates are lenders under our Revolving Credit Facility. Accordingly, such underwriters or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, and would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and/or their affiliates are lenders and/or agents under our credit facilities or serve as a broker in executing stock repurchases, or both.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. One or more affiliates of each of BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC are lenders under our Revolving Credit Facility and our 2025 Term Loan Facility.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes in the EEA. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered in the UK, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); nor (ii) a qualified investor as defined in Paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no key information document required by Regulation (EU) No 1286/2014 it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. References in this paragraph to UK legislation include any successor legislation to that legislation.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and are directed only at, and any offer subsequently made may only be directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and any of its contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the POATRs from the requirement to publish a prospectus for offers of notes in the UK. This prospectus supplement is not a prospectus for the purposes of the POATRs.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre (“DFIC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

(c)

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4) (i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California, and for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Jacobs Solutions Inc. and subsidiaries appearing in Jacobs Solutions Inc.’s Annual Report (Form 10-K) for the year ended September 26, 2025, and the effectiveness of Jacobs Solutions Inc. and subsidiaries’ internal control over financial reporting as of September 26, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Jacobs Solutions Inc.

Senior Debt Securities

Subordinated Debt Securities

Guarantees

Preferred Stock

Depositary Shares

Common Stock

Jacobs Engineering Group Inc.

Senior Debt Securities

Subordinated Debt Securities

Guarantees

Jacobs Solutions Inc. may from time to time offer to sell senior debt securities, subordinated debt securities, guarantees of debt securities, preferred stock, either separately or represented by depositary shares, common stock, or any combination of the foregoing securities, in one or more offerings. The senior debt securities, subordinated debt securities, and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock of Jacobs Solutions Inc. or debt or equity securities of one or more other entities. In addition, Jacobs Engineering Group Inc. may from time to time offer to sell senior debt securities, subordinated debt securities, and guarantees of Jacobs Solutions Inc.’s debt securities. Any debt securities offered by Jacobs Engineering Group Inc. will be fully and unconditionally guaranteed by Jacobs Solutions Inc.

Jacobs Solutions Inc. and Jacobs Engineering Group Inc. may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are used to sell the securities, they will be named and their compensation will be described in a prospectus supplement. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

The common stock of Jacobs Solutions Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “J”.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

INVESTING IN ANY OF THE SECURITIES OFFERED HEREBY INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN ANY OF THESE SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2026.

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus, references to “we,” “us,” “our,” the “Company,” and other similar references mean Jacobs Solutions Inc. and all of its subsidiaries (including Jacobs Engineering Group Inc.) on a consolidated basis. References to “Jacobs” or to “Jacobs Solutions Inc.” are to Jacobs Solutions Inc. and not to any subsidiaries. References to “Jacobs Engineering” or “Jacobs Engineering Group Inc.” are to Jacobs Engineering Group Inc. and not to any subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Jacobs and Jacobs Engineering filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, Jacobs and Jacobs Engineering may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that Jacobs and Jacobs Engineering may offer. Each time Jacobs or Jacobs Engineering sells securities using this prospectus, Jacobs or Jacobs Engineering will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.

The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find Additional Information; Incorporation of Certain Information by Reference,” and any applicable free writing prospectus before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC’s website.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any of our respective affiliates have authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: neither we nor any of our respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.

Our fiscal year ends on the Friday closest to September 30 (determined on the basis of the number of workdays) and, accordingly, an additional week of activity is added every five-to-six years. Any references to fiscal years in this prospectus are to the 12 months ended on the Friday closest to September 30 of that year and any references to fiscal quarters in this prospectus are to the applicable quarter or quarters within a fiscal year.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Jacobs files annual, quarterly and current reports, proxy statements, and other information with the SEC. As a public company, Jacobs is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These SEC filings are available to the public without charge at the SEC’s website. The address of this site is http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at http://www.jacobs.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus, and any information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

The annual report on Form 10-K of Jacobs for the fiscal year ended September 26, 2025 (including the portions of the Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders of Jacobs, filed with the SEC on December 18, 2025 and incorporated by reference therein).

•	The current reports on Form 8-K of Jacobs filed with the SEC on November 19, 2025 and January 5, 2026 (except for Item 7.01).

•

Any documents filed by Jacobs with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. If any statement in this prospectus conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

•

The description of the securities of Jacobs contained in Exhibit 4.1 to Jacobs’ Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including any amendment or report filed for the purposes of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by emailing us at investor.relations@jacobs.com, or by writing to us at the following address:

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street

Suite 3500

Dallas, Texas 75201

(214) 583-8500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, including the documents that we incorporate by reference into this prospectus, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” “target,” “goal” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements in the documents that we incorporate by reference into this prospectus include, but are not limited to, statements we make concerning the financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy, the anticipated benefits of any acquisitions or strategic investments, and any assumptions underlying any of the foregoing. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from what is contained, projected, or implied by our forward-looking statements. Such factors include, but are not limited to:

•

general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the countries where we do business on our results, prospects, and opportunities;

•

competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;

•

our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;

•

financial market risks that may affect us, including by affecting our access to capital, the cost of such capital, and/or our funding obligations under defined benefit pension and post-retirement plans;

•

legislative changes, including potential changes to the amounts provided for, under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, including the One Big Beautiful Bill Act, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs and retaliatory tariffs or trade policies that may adversely impact our future financial position or results of operations;

•

increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and

•

the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.

The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see “Forward-Looking Statements,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended September 26, 2025 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. We undertake no obligation to release publicly any revisions or updates to any forward-looking statements. We encourage you to read carefully the risk factors described herein and in other documents we file from time to time with the SEC.

JACOBS SOLUTIONS INC. AND JACOBS ENGINEERING GROUP INC.

Jacobs is a leading global professional services company that designs and deploys technology-centric solutions to solve many of the world’s most complex challenges. Jacobs Engineering is our wholly-owned subsidiary. Jacobs and Jacobs Engineering are Delaware corporations and have principal executive offices at 1999 Bryan Street, Suite 3500, Dallas, Texas 75201 (telephone number (214) 583-8500). We maintain an internet website at www.jacobs.com. This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.

From advisory and consulting, feasibility, planning, design, program and lifecycle management, Jacobs provides end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. Jacobs provides its services through offices and subsidiaries located primarily in North America, Europe, the Middle East, India, Australia, New Zealand and Asia. Jacobs provides its services under cost-reimbursable (including limited amounts of guaranteed maximum price) and fixed-price contracts, with our fixed-price contracts comprised mainly of professional services arrangements and in some limited cases, construction.

The foregoing information about Jacobs and Jacobs Engineering is only a general summary and is not intended to be comprehensive. For additional information about Jacobs and Jacobs Engineering, you should refer to the information described under the caption “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” in this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended September 26, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find Additional Information; Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we will use the proceeds from the sale of the securities to provide funds for general corporate purposes, among other things.

DESCRIPTION OF DEBT SECURITIES

In this section, references to the “issuer,” “we,” “our” and “us” refer either to Jacobs Solutions Inc. or Jacobs Engineering, as the case may be, as the issuer of the applicable series of debt securities, and not to any subsidiaries unless the context requires otherwise.

The debt securities that Jacobs or Jacobs Engineering may offer by this prospectus consist of notes, debentures or other evidences of indebtedness (collectively, the “debt securities”). The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement or other offering material relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement and such other offering material relating thereto and to the following description.

The debt securities will be general obligations of the applicable issuer. If the debt securities are issued by Jacobs Engineering, such securities will be fully and unconditionally guaranteed by Jacobs.

The senior debt securities shall be issued under and governed by a senior debt indenture, dated as of February 16, 2023, among Jacobs, Jacobs Engineering, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and the subordinated debt securities shall be issued under and governed by a subordinated debt indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part, among Jacobs, Jacobs Engineering, and the Trustee (each, an “Indenture”, and collectively, the “Indentures”). The Indentures are substantially identical in all material respects, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. The Indentures are included as exhibits to the registration statement of which this prospectus forms a part. The following discussion of certain provisions of the Indentures is a summary only and does not purport to be a complete description of the terms and provisions of the Indentures. The following discussion is qualified in its entirety by reference to the provisions of the Indentures. The Indentures are subject to any amendments or supplements that we may enter into from time to time, as permitted under the applicable Indenture. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the applicable Indenture. You should review the Indentures, including changes to be filed as part of any prospectus supplement for a more complete understanding of the provisions we describe. We urge you to read the Indentures because they, and not the summary below, define the rights of a holder of our debt securities.

General

The Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by our board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of debt securities for any or all of the following terms of such series of debt securities offered by that prospectus supplement and this prospectus:

•	whether the issuer is Jacobs or Jacobs Engineering;

•	the title and ranking of the debt securities of the series (including the terms of any subordination provisions);

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable Indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest will accrue, the dates on which such interest will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any debt securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places, if any, in addition to or instead of a corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to debt securities of the series will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	the denominations in which debt securities of the series will be issuable;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series is to be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indentures; Defeasance;”

•

the coin, currency, currencies, or units of currencies in which payment of the principal, premium, if any, and interest with respect to the debt securities of the series will be payable, if not the coin or currency of the United States;

•

if other than the principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

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any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such debt securities due and payable;

•

whether the debt securities of the series are guaranteed by Jacobs or Jacobs Engineering, as applicable, and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees;

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the applicability of, and any changes in or additions to, the covenants and definitions set forth in the applicable Indenture or the terms of the applicable Indenture relating to consolidation, merger, sale, conveyance, transfer, or lease described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	the identity of any trustees, authenticating or paying agents, transfer agents, or registrars other than the Trustee;

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if the debt securities of the series will be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the Depositary (as defined below) for such Global Security;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

•

in the case of debt securities issued pursuant to the subordinated indenture, the relative degree, if any, to which debt securities of the series and any guarantee in respect thereof will be senior to or be subordinated to other series of debt securities and guarantees in respect thereof or other indebtedness of the issuer or any guarantor, as the case may be, in right of payment, whether such other series of debt securities or other indebtedness is outstanding or not; and

•	any other terms of the debt securities of the series which are not prohibited by the provisions of the applicable Indenture or applicable law.

Without the consent of the holders thereof, the issuer will be permitted to reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (1) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (3) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on debt securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the office of our agent in New York City at which its corporate agency business is conducted; (3) at our option, by check mailed to the registered holders thereof; or (4) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, if a payment date is not a business day, payment will be made on the next succeeding day that is a business day, and no interest will accrue on any amount that would have been otherwise payable on such payment date if it were a business day for the intervening period. If a regular record date is not a business day, the record date will not be affected.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any debt security will provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Registered Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Indenture and the debt securities. Any notices required to be given to the holders while the debt securities are Global Securities will be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the debt securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such debt securities in definitive form and (3) be considered the owners or holders thereof under the applicable Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of us, the Trustee, any registrar, any paying agent or any agent of us or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

We expect that the Depositary for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants, and will not be the responsibility of ours. We will not be liable for any delay by the Depositary or any of its participants in identifying the beneficial owners of any Global Security, and we may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

If the Depositary for any debt securities represented by a Global Security is at any time unwilling, unable, ineligible, or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by us within 90 days, we will issue such debt securities in definitive form in exchange for such Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Security or Global Securities representing such debt securities. In the event that we issue debt securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) us for such debt securities. In connection with any proposed exchange of a debt security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Events of Default and Remedies

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events are defined in the Indentures as “Events of Default” with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

default in the payment of principal or premium, if any, with respect to any debt securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

•

default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

failure on the part of the issuer or any guarantor of any series of debt securities to comply with any of the covenants or agreements in the debt securities of that series, in any resolution of the relevant board of directors or authorized committee authorizing the issuance of that series of debt securities, in the applicable Indenture or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically addressed by another Event of Default) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the issuer and any guarantor to remedy the same has been given to the issuer and any guarantor by the Trustee or to the issuer and any guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•

the issuer or any guarantor of any series of debt securities or any Significant Subsidiary of Jacobs, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the issuer or any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

•

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the issuer or any guarantor of any series of debt securities or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or a substantial part of any of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the issuer, any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs or for a substantial part of any of the issuer’s, any guarantor’s or such Subsidiary’s property (except any decree or order appointing such official of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with another one or more other Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs) or (3) the winding-up or liquidation of the issuer, any guarantor or any Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of Jacobs (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to a plan under which the assets and operations of such Significant Subsidiary, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, are transferred to or combined with one or more other Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or to or with Jacobs), and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days;

•

if any series of debt securities is entitled to the benefits of a guarantee by any guarantor, the guarantee ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the applicable Indenture) or is declared null and void in a judicial proceeding, or the guarantor denies or disaffirms its obligations under the applicable Indenture or the guarantee; and

•	any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities may not necessarily be an Event of Default for another series and Events of Default for any series of debt securities may be modified as described in the applicable prospectus supplement.

If an Event of Default described in the first, second, third, fourth, seventh, or eighth bullet points above occurs and is continuing with respect to any series of outstanding debt securities, unless the principal and interest with respect to all the debt securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately provided, however, that payment of principal and all other amounts due with respect to debt securities issued pursuant to the subordinated indenture will remain subordinated to the extent provided in the subordinated indenture. If an Event of Default described in the fifth or sixth bullet points above occurs, unless the principal and interest with respect to all the debt securities of the series has become due and payable, the principal of (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all debt securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities however, that payment of principal and all other amounts due with respect to debt securities issued pursuant to the subordinated indenture will remain subordinated to the extent provided in the subordinated indenture.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the applicable Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the issuer or any guarantor of the related series of debt securities or any other obligor on the debt securities of such series (and collect in the manner provided by law out of the property of us or any other obligor upon the debt securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the issuer or any guarantor of the related series of debt securities or any other obligor on the debt securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of debt securities is due and payable, to file and prove a claim for the whole amount of principal, premium, if any, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series will have any right to institute any action or proceeding upon, under or with respect to the applicable Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the applicable Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (2) a default with respect to a provision of the applicable Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and we, the Trustee and the holders of the debt securities of that series will be restored to our and their former positions and rights under the applicable Indenture. Following acceleration of the maturity of the debt securities of a series (including acceleration as specified in the fifth and sixth bullet points), the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and we have paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee will have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of the debt securities of any series if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee, by a responsible officer or officers, determines that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of the debt securities of such series not taking part in such direction. The Trustee will be under no obligation to exercise any of the rights or powers vested in it under the applicable Indenture at the request, order or direction of any of the holders of debt securities of any series pursuant to the provisions of the applicable Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default known to the Trustee with respect to a series of debt securities, to the holders of the debt securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund or purchase fund payment with respect to the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

The term default with respect to the debt securities for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as described above.

The Trustee will not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, unless either a responsible officer has actual knowledge of such default or Event of Default or written notice of such default or Event of Default has been delivered to a responsible officer of the Trustee from us or a holder describing such default or Event of Default, and stating that such notice is a notice of default.

Modification of the Indentures

Jacobs, Jacobs Engineering and the Trustee may, from time to time, enter into supplemental indentures without the consent of the holders of debt securities issued under the applicable Indenture for one or more of the following purposes:

•	to evidence the succession of another person to Jacobs, Jacobs Engineering or another obligor under such Indenture pursuant to the provisions of such Indenture and the assumption by such successor of the covenants, agreements and obligations of Jacobs, Jacobs Engineering or such other obligor in such Indenture and in the debt securities;

•

to surrender any right or power conferred upon Jacobs, Jacobs Engineering or another obligor by such Indenture, to add to the covenants of Jacobs, Jacobs Engineering or any other person such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as we consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under such Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

•

to cure any ambiguity or to correct or supplement any provision contained in such Indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under such Indenture as do not adversely affect the interests in any material respect of any holders of debt securities of any series;

•	to modify or amend such Indenture in such a manner as to permit the qualification of such Indenture or any supplemental indenture under the Trust Indenture Act of 1939, as then in effect;

•

to add or change any of the provisions of such Indenture that would change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to the debt securities so long as any such action does not adversely affect the interests of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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to add guarantees with respect to the debt securities or to secure the debt securities, and, in each case, to add customary events of default relating to such guarantees or security for the benefit of holders of such debt securities;

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to add to, change or eliminate any of the provisions of such Indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under such Indenture (1) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such debt security with respect to such provision or (2) becomes effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or facilitate the administration of such Indenture by more than one Trustee; and

•	to establish the form or terms of debt securities of any series, including any guarantee, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, Jacobs, Jacobs Engineering and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the applicable Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any debt security, (3) reduce the principal of or extend the stated maturity of any debt security, (4) reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, (5) make any debt security payable in a currency other than that stated in the debt security, (6) release any security that may have been granted with respect to the debt securities, (7) modify any of the provisions of the subordinated indenture relating to the subordination of the debt securities or any guarantee in respect thereof in a manner adverse to the holders of debt securities issued pursuant to the subordinated indenture or (8) make any change in certain provisions of the applicable Indenture relating to waivers of defaults or modifications of the applicable Indenture by the consent of the holders of the debt securities.

Neither Jacobs nor Jacobs Engineering may amend the Indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Jacobs nor Jacobs Engineering may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Consolidation, Merger and Sale of Assets

Jacobs and Jacobs Engineering may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, unless the following conditions have been satisfied:

•

either (1) Jacobs and Jacobs Engineering, as the case may be, is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than Jacobs and Jacobs Engineering, as the case may be, (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Jacobs and Jacobs Engineering, as the case may be, under the debt securities and the Indentures;

•

if the Successor Company in the transaction is not the issuer, each guarantor, unless it has become the Successor Company, shall confirm that its guarantee shall continue to apply to the debt securities of that series;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of us as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the issuer and the guarantor, if applicable, have delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the Indentures.

If the Successor Company expressly assumes all of the obligations of us under the debt securities and the Indentures, we will promptly thereafter be released from such obligations.

Satisfaction and Discharge of the Indentures; Defeasance

The Indentures will generally cease to be of any further effect with respect to a series of debt securities if (1) Jacobs and Jacobs Engineering have delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (2) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Jacobs or Jacobs Engineering have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all such debt securities (other than any debt securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid), including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, Jacobs and Jacobs Engineering also pay or cause to be paid all other sums payable under the applicable Indenture by Jacobs and Jacobs Engineering, and Jacobs and Jacobs Engineering deliver to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the discharge of the debt securities of such series as contemplated by the applicable Indenture have been complied with.

In addition, the issuer and any guarantor of a series of debt securities will have a “legal defeasance option” (pursuant to which such issuer and such guarantors (if any) may terminate, with respect to the debt securities of a particular series, all of their respective obligations under such debt securities and the applicable Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which such issuer and such guarantors (if any) may terminate, with respect to the debt securities of a particular series, their respective obligations with respect to such debt securities under certain specified covenants contained in the applicable Indenture or supplemental indenture). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

The issuer and any guarantor of a series of debt securities may exercise the legal defeasance option or the covenant defeasance option with respect to the debt securities of a series only if:

•

such issuer or any guarantor irrevocably deposits or causes to be deposited in trust with the Trustee cash, U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest with respect to such series to maturity or redemption, as the case may be;

•

such issuer or any guarantor deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be;

•

91 days pass after the deposit is made and during the 91-day period no default described in the fifth or sixth bullet points under the heading “—Events of Default and Remedies” above occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

•

such issuer or any guarantor delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

•

such issuer or any guarantor delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) addressing certain U.S. federal income tax matters relating to the defeasance; and

•

such issuer and any guarantor delivers to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the applicable Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Subordination of Subordinated Debt Securities

The subordinated debt securities of any issuer will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness of such issuer. Upon any payment or distribution of assets of the issuer of such subordinated debt securities of any kind or character, whether in cash, property, or securities, to creditors upon any dissolution, winding-up, liquidation, or reorganization of such issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, the subordinated debt securities. This means that the holders of the senior indebtedness of an issuer will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of such issuer being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of the subordinated debt securities upon any dissolution, winding-up, liquidation, or reorganization or in any bankruptcy, insolvency, receivership, or other proceeding of such issuer.

By reason of this subordination, in the event of liquidation or insolvency of an issuer of subordinated debt securities, holders of senior indebtedness and holders of other obligations of such issuer that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of such subordinated debt securities.

Subject to the payment in full of all senior indebtedness of an issuer of subordinated debt securities, the rights of the holders of the subordinated debt securities issued by such issuer will be subrogated to the rights of the holders of the senior indebtedness of such issuer to receive payments or distributions of cash, property, or securities of such issuer applicable to such senior indebtedness until the principal of, any premium and interest on, such subordinated debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on the subordinated debt securities of an issuer may be made by such issuer if:

•

any senior indebtedness of such issuer is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist or until such senior indebtedness has been paid in full in cash, or

•	the maturity of any senior indebtedness of such issuer has been accelerated because of a default, unless such acceleration has been rescinded or such senior indebtedness has been paid in full in cash.

The subordinated indenture does not limit or prohibit an issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to such issuer’s subordinated debt securities, but subordinate to other obligations of such issuer. The senior debt securities of an issuer will constitute senior indebtedness with respect to such issuer’s subordinated debt securities.

The term “senior indebtedness” means, with respect to the subordinated debt securities of any particular series, all indebtedness of, or indebtedness guaranteed by, the issuer of such subordinated debt securities for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or later incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of such issuer.

Senior indebtedness with respect to the subordinated debt securities will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

The subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to issuance of the applicable subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of Guarantees of Subordinated Debt Securities

The guarantees provided by any guarantor of subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all guarantor senior indebtedness of such guarantor. Upon any payment or distribution of assets of any guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of such guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all guarantor senior indebtedness will first be paid in full, or payment of such guarantor senior indebtedness provided for in money in accordance with its terms, before the holders of subordinated debt securities are entitled to receive or retain any payment from such guarantor on account of principal of, or any premium or interest on, the subordinated debt securities. This means that the holders of guarantor senior indebtedness will be entitled to receive any payment or distribution by the respective guarantor of any kind or character, including any payment or distribution which may be payable or deliverable by such guarantor by reason of the payment of any other indebtedness of such guarantor being subordinated to the payment of subordinated debt securities, which may be payable or deliverable by such guarantor in respect of the subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding of such guarantor.

By reason of this subordination, in the event of liquidation or insolvency of a guarantor, holders of guarantor senior indebtedness and holders of other obligations of the respective guarantor that are not subordinated to the guarantor senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Subject to the payment in full of all guarantor senior indebtedness, the rights of the holders of the subordinated debt securities under a guarantee will be subrogated to the rights of the holders of the related guarantor senior indebtedness to receive payments or distributions of cash, property or securities of the applicable guarantor applicable to the related guarantor senior indebtedness until the principal of, any premium and interest on, the senior debt securities have been paid in full.

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on the subordinated debt securities of any series may be made by a guarantor of such subordinated debt securities if:

•

any related guarantor senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist or until such guarantor senior indebtedness has been paid in full in cash, or

•

the maturity of any related guarantor senior indebtedness has been accelerated because of a default, unless such acceleration has been rescinded or such guarantor senior indebtedness has been paid in full in cash.

The subordinated indenture does not limit or prohibit any guarantor from incurring additional guarantor senior indebtedness, which may include indebtedness that is senior to a guarantee of the subordinated debt securities, but subordinate to other obligations of the related guarantor. The senior debt securities guaranteed by a guarantor will constitute guarantor senior indebtedness with respect to the subordinated debt securities.

The term “guarantor senior indebtedness” means, with respect to the debt securities of any particular series, all indebtedness of, or indebtedness guaranteed by, any guarantor of such debt securities for borrowed money (including the principal of, premium, if any, or interest on such borrowed money and any commitment fees or unborrowed amounts which, if borrowed, would constitute guarantor senior indebtedness), whether currently outstanding or later incurred, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of such guarantor.

Guarantor senior indebtedness with respect to the subordinated debt securities will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the guarantor senior indebtedness.

The subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to the issuance of that series of subordinated debt securities, which change would be described in the applicable prospectus supplement.

The Trustee

The Indentures do not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own debt securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee will not be responsible for monitoring the rating status of us or our affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the debt securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of debt securities. The holders of a majority in aggregate principal amount of debt securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. We will remove the Trustee for the causes set forth in the applicable Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital and surplus of at least $50,000,000.

Except as otherwise provided with respect to removal by the holders of a series of debt securities, in any of the foregoing events of resignation or removal of the Trustee, we will appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, will become effective upon acceptance by the successor Trustee.

Governing Law

The Indentures are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indentures provide that we and the Trustee, and each holder of a debt security by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indentures, the debt securities or any transaction contemplated thereby.

DESCRIPTION OF GUARANTEES

Jacobs Solutions Inc. will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable Indenture and the debt securities, of Jacobs Engineering, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable Indenture. In case of the failure of Jacobs Engineering to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable Indenture or debt security, Jacobs Solutions Inc. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by it. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Jacobs Engineering may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable Indenture and the debt securities, of Jacobs Solutions Inc., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable Indenture. In case of the failure of Jacobs Solutions Inc. to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable Indenture or debt security, Jacobs Engineering will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by it. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

DESCRIPTION OF PREFERRED STOCK

For the purposes of this section, references to “we” and “our” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

The following briefly summarizes the material terms of our preferred stock other than pricing and related terms which will be disclosed in the applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer, which will be described in more detail in the applicable prospectus supplement relating to that series. The applicable prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. In addition, for each series of preferred stock, we will file a certificate of designations containing the specific terms of the series as an exhibit to the registration statement or we will incorporate it by reference before we issue any preferred stock.

General

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, there were no shares of preferred stock outstanding. Under our restated certificate of incorporation, our board of directors is authorized to issue additional shares of preferred stock in one or more series. The authority of the board of directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited, in any such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•

whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation, and the price or prices or the rates of exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation;

•	the provisions, if any, of a sinking fund applicable to such series; and

•	any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Stockholders will not need to approve these resolutions.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the dividend, liquidation, redemption and voting rights of a series of preferred stock. The prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether we have elected to offer depositary shares, as described below under “Description of Depositary Shares”; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

DESCRIPTION OF DEPOSITARY SHARES

For the purposes of this section, references to “we” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement relating to those depositary shares. As of the date of this prospectus, there were no depositary shares outstanding.

We will describe the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

For the purposes of this section, references to “we,” “our,” “us,” and “the Company” mean Jacobs Solutions Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

Our authorized share capital consists of 241,000,000 shares, of which 240,000,000 are common shares having a par value of $1.00 per share. As of December 26, 2025, 117,586,748 shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange under the symbol “J”.

The following briefly summarizes the provisions of our restated certificate of incorporation and our amended and restated bylaws that are important for you. Both documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you can obtain them as described above in “Where You Can Find Additional Information; Incorporation of Certain Information by Reference”.

You should note that some provisions in our restated certificate of incorporation and our amended and restated bylaws could delay or discourage potential unfriendly tender offers or other efforts to obtain control of us. At the same time, these provisions may support continuity of management and corporate policies and may induce any persons seeking control or a business combination with us to negotiate on terms acceptable to our then-elected board of directors.

General

All outstanding shares of common stock are, and any shares of common stock offered, when issued, will be fully paid and nonassessable.

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities and after the liquidation preference of holders of preferred stock has been satisfied.

The transfer agent for the common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), 6201 15th Avenue, Brooklyn, New York 11219.

Dividends

Common stockholders are entitled to participate equally in dividends when dividends are declared by our board of directors out of funds legally available for dividends.

Voting Rights

Each holder of common stock is entitled to one vote for each share for all matters voted on by common stockholders.

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director then standing for election shall be elected by the vote of the majority of the votes cast, subject to the following provisions:

(a)

Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the board of directors, which resignation shall be irrevocable. Thereafter, the board of directors shall decide, through a process managed by the nominating and corporate governance committee (or equivalent) (and excluding the nominee in question from all board of directors and committee deliberations), whether to accept such resignation.

(b)

Consequences of the Board of Directors’ Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the board of directors, then such director shall immediately cease to be a member of the board of directors upon the date of action taken by the board of directors to accept such resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation or removal.

(c)

Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(d)

Filling Vacancies: If an incumbent director’s resignation is accepted by the board of directors, or if a non-incumbent nominee for director is not elected, the board of directors may fill any resulting vacancy or may decrease the size of the board of directors. If, for any cause, the entire board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in our bylaws.

(e)

Nominees to Agree in Writing to Abide by Our Bylaws: To be eligible for election as a director of the Company, each nominee (including incumbent directors and nominees proposed by stockholders) must agree in writing in advance to comply with the requirements provided in our bylaws.

(f)

Vote Standard in Contested Elections: In the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Company (i) as of the close of the applicable notice of nomination period based on whether one or more notice(s) of nomination were timely filed or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed; provided that the determination that an election is a contested election by the Secretary of the Company pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Company mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or are declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but, in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

For purposes of the election of directors, a majority of votes cast shall mean that the number of shares voted “for” the election of a director exceeds the number of votes cast “against” the election of such director.

Other Matters

All other matters are determined by a majority of the votes cast, unless otherwise required by law or the restated certificate of incorporation for the action proposed.

For these purposes, a majority of votes cast shall mean that the number of shares voted “for” a matter exceeds the number of votes cast “against” such matter.

Quorum

At least a majority of the shares entitled to vote at the meeting must be present in person or by proxy, in order to constitute a quorum.

Board of Directors

Our restated certificate of incorporation and amended and restated bylaws provide that all directors are required to stand for re-election every year. At any meeting of our board of directors, a majority of the total number of the directors constitutes a quorum.

Action without Stockholder Meeting

Our amended and restated bylaws provide that no action shall be taken by the stockholders except at an annual or special meeting of stockholders. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

Advance Notice Bylaws

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Proxy Access

Our amended and restated bylaws permit stockholder nominations of directors and a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning in the aggregate at least three percent of outstanding shares of our common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the board of directors, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the Company’s bylaws.

Notice of a nomination pursuant to the proxy access provisions of our bylaws must be submitted to the Secretary of the Company at our principal executive office no earlier than 150 days and no later than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Section 203 of the General Corporation Law of the State of Delaware

We are also subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approves either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

PLAN OF DISTRIBUTION

Jacobs and Jacobs Engineering may sell securities to purchasers directly, or through agents, dealers, or underwriters, or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the applicable prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the applicable prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the applicable prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser; and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for Jacobs and Jacobs Engineering by Sullivan & Cromwell LLP, Los Angeles, California, and for any underwriters, dealers or agents, as the case may be, by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Jacobs Solutions Inc. and subsidiaries appearing in Jacobs Solutions Inc.’s Annual Report (Form 10-K) for the year ended September 26, 2025, and the effectiveness of Jacobs Solutions Inc. and subsidiaries’ internal control over financial reporting as of September 26, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$

Jacobs Solutions Inc.

$     % Senior Notes due

$     % Senior Notes due

Fully and unconditionally guaranteed by

Jacobs Engineering Group Inc.

Joint Book-Running Managers

BofA Securities

BNP PARIBAS

Wells Fargo Securities

The date of this prospectus supplement is    , 2026.